Exhibit 10.1
                                                               [Execution Copy]


                                 AMENDMENT NO. 2

          AMENDMENT NO. 2 dated as of January 23, 2003 between BE AEROSPACE, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the lenders that is a signatory hereto under the caption "LENDERS" on the signature pages hereto (individually a "Lender" and collectively the "Lenders") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank) as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") under the Credit Agreement referred to below.

          The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of August 21, 2001 (as heretofore amended, the "Credit Agreement"). The Borrower, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Credit Agreement shall be amended as of the date hereof as follows:

          Section 2.01. Definitions. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order (to the extent not already included), and amending in their entirety the following definitions (to the extent already included):

          "Amendment No. 2" means Amendment No. 2 to this Agreement dated as of January 23, 2003 between the Borrower, Lenders constituting the Required Lenders and the Administrative Agent.

          "Applicable Rate" means, for any day, for any Type of Revolving Credit Loans, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", respectively, based upon the Leverage Ratio as of the most recent determination date:

---------------------------- ------------- -------------- ---------------------
      Leverage Ratio:            ABR        Eurodollar             Commitment
                                Spread        Spread                Fee Rate
---------------------------- ------------- -------------- ---------------------
---------------------------- ------------- -------------- ---------------------
        Category 1              1.00%          2.00%                 0.300%
    Less than 4.00 to 1
---------------------------- ------------- -------------- ---------------------
---------------------------- ------------- -------------- ---------------------
        Category 2              1.25%          2.25%                 0.375%
 Less than 4.50 to 1, but
 greater than or equal to
         4.00 to 1
---------------------------- ------------- -------------- ---------------------

---------------------------- ------------- -------------- ---------------------


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                                       2


        Category 3              1.75%          2.75%                 0.500%
 Less than 5.00 to 1, but
 greater than or equal to
         4.50 to 1
---------------------------- ------------- -------------- ---------------------
---------------------------- ------------- -------------- ---------------------
        Category 4              2.00%          3.00%                 0.500%
 Less than 5.50 to 1, but
 greater than or equal to
         5.00 to 1
---------------------------- ------------- -------------- ---------------------
---------------------------- ------------- -------------- ---------------------
        Category 5              2.50%          3.50%                 0.500%
 Greater than or equal to
         5.50 to 1
---------------------------- ------------- -------------- ---------------------

     For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to
     Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 5 (A) at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a), (b) or (f), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered; provided further, that that the Leverage Ratio shall be deemed to be in Category 5 for the period from and including the effective date of Amendment No. 2 to but excluding the date of delivery of the first quarterly financial statements following such date as required by Section 5.01(a).

          Notwithstanding the foregoing, the "Applicable Rate" for any Series of Incremental Loans shall be the respective rates as shall be agreed upon at the time Incremental Loan Commitments of such Series are established; provided that, if the Applicable Rate for either Type of any Series of Incremental Loans shall be greater than .50% above the Applicable Rate for such Type of Revolving Credit Loans for any Category of Leverage Ratio set forth above, the Applicable Rate for such Type of Revolving Credit Loans shall be automatically adjusted upwards on the date upon which the Incremental Loan Commitments of such Series are established pursuant to
     Section 2.01(b) so that the Applicable Rate for such Type of such Series of Incremental Loans is .50% above such Applicable Rate for such Type of Revolving Credit Loans.

          "Relevant Transaction" means, as at any date, all Acquisitions, all Restricted Payments described in clause (i) of Section 6.06 and all Investments described in Section 6.05(d) or 6.05(h), made during the immediately preceding two consecutive quarterly fiscal periods.

          "Senior Funded Debt" means, as at any date, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of all Indebtedness other than Indebtedness under the Senior Subordinated Indentures and any other Indebtedness that is subordinated to the obligations of the Borrower to the Lenders hereunder, upon terms, and in form and substance satisfactory to the Administrative Agent.


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                                       3


          "Senior Leverage Ratio" means, as at any date, the ratio of Senior Funded Debt at such date to EBITDA for the relevant Calculation Period; provided that, from and after the date of any Acquisition or Disposition until four full fiscal quarters of the Borrower shall have elapsed since the date of such Acquisition or Disposition, the Leverage Ratio shall be calculated on a pro forma basis (reflecting, inter alia, in the case of any Acquisition, any amount attributable to any operating expense that will be eliminated or cost reduction that will be realized (in each case, net of any operating expense or other cost increase) in connection with such Acquisition, as determined in good faith by the chief financial officer of the Borrower in accordance with GAAP and the rules, regulations and guidelines of the Securities and Exchange Commission, as if such elimination of operating expense or the realization of such cost reductions were achieved at the beginning of such four-quarter period) as though such Acquisition or Disposition had occurred, any Senior Funded Debt incurred, assumed or repaid by the Borrower or any of its Subsidiaries in connection with, or in anticipation of, such Acquisition or Disposition had been incurred, assumed or repaid (as applicable), on the first day of such Calculation Period.

          Section 2.02. Reduction of Commitments. Section 2.07(a) of the Credit Agreement shall be amended in its entirety to read as follows:

          "(a) Scheduled Reduction and Termination. Unless previously reduced or terminated, the Commitments shall (i) automatically reduce on December 31, 2004 to an amount equal to $120,000,000 and (ii) automatically terminate on the Commitment Termination Date."

          Section 2.03. Fundamental Changes. Section 6.03(c) of the Credit Agreement shall be amended in its entirety to read as follows:

          "(c) subject to Section 6.04, the Borrower or any Subsidiary of the Borrower may make any Acquisition; provided that (x) immediately prior to and after giving effect to any such Acquisition, (i) no Default shall have occurred and be continuing and (ii) not more than $100,000,000 of the proceeds of the Revolving Credit Loans then outstanding shall have been applied, directly by the Borrower or indirectly through a Subsidiary, for the purposes specified in clause (ii) of Section 5.05 and (y) unless the Leverage Ratio at all times during the two consecutive quarterly fiscal periods immediately preceding such Acquisition, determined on a pro forma basis after giving effect to such Acquisition (and to all other Relevant Transactions), shall have been less than 5.00 to 1, (A) no portion of any Acquisition may be financed (on or after the date of the effectiveness of Amendment No. 2) with proceeds of the Revolving Credit Loans and (B) the aggregate consideration paid or delivered by the Borrower and its Subsidiaries in connection with all Acquisitions after the effectiveness of Amendment No. 2 shall not exceed $30,000,000; and"

          Section 2.04. Investments. Clauses (d) and (h) of Section 6.05 of the Credit Agreement shall be amended in its entirety to read as follows:

          "(d) Investments by the Borrower in Subsidiaries of the Borrower in the ordinary course of business; provided that the aggregate amount of Customer Obligations (as defined in paragraph (h) below) that are not fully secured (whether by a perfected Lien on, or an indefeasible title retention to, the products so sold or leased, or otherwise) plus the aggregate fair market value of all Property (whether now owned or hereafter acquired) of the Borrower or any of its Subsidiaries (as determined in good faith by the chief financial officer of the Borrower) sold, assigned, transferred or otherwise disposed of on or after May 26, 2001 to any Minority-Owned Entities (as defined in paragraph (h) below) plus the aggregate book value (at the time of its transfer) of all


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                                       4


     Property (not including cash and not including any Property that is subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders) transferred by the Borrower to any one or more Subsidiaries since May 26, 2001 shall not exceed in the aggregate at any one time outstanding the greater of (x) $10,000,000 and (y) 5% of Adjusted Net Worth as of the most recent Fiscal Date for which financial statements have been provided hereunder, provided further that such $10,000,000 figure shall be increased to $50,000,000 if the Leverage Ratio at all times during the immediately preceding two consecutive quarterly fiscal periods, determined on a pro forma basis after giving effect to such Investment (and to all other Relevant Transactions), shall have been less than 5.00 to 1;"

          "(h) Investments of the Borrower and its Subsidiaries (i) in corporations, companies, limited liability companies, partnerships and other entities in each case that are not, or do not thereby become, Subsidiaries of the Borrower ("Minority-Owned Entities") or (ii) representing obligations of customers owing to the Borrower and its Subsidiaries in respect of the deferred purchase price of products or services sold or the leasing of products to customers and calculated as the excess (if any) of (x) the cost to the Borrower and its Subsidiaries of such products or services, as the case may be, over (y) the aggregate amount paid by such customer to the Borrower and its Subsidiaries in respect of such products or services, as the case may be ("Customer Obligations"), in each case in the ordinary course of business of the Borrower and its Subsidiaries as provided for in Section 6.04 hereof and on such terms as the management of the Borrower may determine in its reasonable business judgment, provided that the aggregate amount of such Customer Obligations that are not fully secured (whether by a perfected Lien on, or an indefeasible title retention to, the products so sold or leased, or otherwise) plus the aggregate fair market value of all Property (whether now owned or hereafter acquired) of the Borrower or any of its Subsidiaries (as determined in good faith by the chief financial officer of the Borrower) sold, assigned, transferred or otherwise disposed of on or after May 26, 2001 to any such Minority-Owned Entities plus the aggregate book value (at the time of its transfer) of all Property (not including cash and not including Property that is subject to a Lien in favor of the Administrative Agent for the benefit of the Lenders) transferred by the Borrower to any one or more Subsidiaries since May 26, 2001 shall not exceed in the aggregate at any one time outstanding the greater of (x) $10,000,000 and (y) 5% of Adjusted Net Worth as of the most recent Fiscal Date for which financial statements have been provided hereunder, provided further that such $10,000,000 figure shall be increased to $50,000,000 if the Leverage Ratio at all times during the immediately preceding two consecutive quarterly fiscal periods, determined on a pro forma basis after giving effect to such Investment (and to all other Relevant Transactions), shall have been less than 5.00 to 1."

          Section 2.05. Restricted Payments. Section 6.06 of the Credit Agreement shall be amended in its entirety to read as follows:

          "SECTION 6.06. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time; provided that, so long as (i) no Default shall have occurred and be continuing or result therefrom, and (ii) the Leverage Ratio at all times during the immediately preceding two consecutive quarterly fiscal periods, determined on a pro forma basis after giving effect to such Restricted Payment (and to all other Relevant Transactions), shall have been less than 5.00 to 1, the Borrower may make Restricted Payments in cash in an amount up to but not exceeding in the aggregate the sum of


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                                       5


          (A) $25,000,000 plus

          (B) the aggregate proceeds of the sale, assignment, transfer or other disposition of any shares of stock of Advanced Thermal Sciences Corporation in connection with an initial public offering of such shares of stock plus

          (C) in any fiscal year of the Borrower, an aggregate amount up to but not exceeding 25% of the net earnings of the Borrower for the immediately preceding fiscal year ("Available Net Earnings"), provided, further, that any portion of Available Net Earnings not used for Restricted Payments in any fiscal year (the "Carry-Over Amount") may be used for Restricted Payments in the immediately succeeding fiscal year only, for which purpose Restricted Payments in any fiscal year shall be deemed to have been made first from Available Net Earnings, and only thereafter from any Carry-Over Amount, such Restricted Payments set forth in clauses (i)(A) and (B) hereof not to exceed $75,000,000 in the aggregate.

          Notwithstanding the foregoing, any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any other Subsidiary of the Borrower from time to time."

          Section 2.06. Certain Financial Covenants. Section 6.08 of the Credit Agreement shall be amended in its entirety to read as follows:

          "SECTION 6.08.  Certain Financial Covenants.

          (a) Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed the following respective ratios at any time during the following respective periods:


                       Fiscal Period                          Ratio
                       -------------                          -----

            From (but not including) the Fiscal             7.50 to 1
            Date in November 2002 through the
            Fiscal Date in December 2002.

            From (but not including) the Fiscal             7.75 to 1
            Date in December 2002 through the
            Fiscal Date in March 2003.

            From (but not including) the Fiscal             8.25 to 1
            Date in March 2003 through the Fiscal
            Date in September 2003.

            From (but not including) the Fiscal             8.00 to 1
            Date in September 2003 through the
            Fiscal Date in December 2003.


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                                       6


            From (but not including) the Fiscal             7.25 to 1
            Date in December 2003 through the
            Fiscal Date in March 2004.

            From (but not including) the Fiscal             7.00 to 1
            Date in March 2004 through the Fiscal
            Date in June 2004.

            From (but not including) the Fiscal             6.25 to 1
            Date in June 2004 through the Fiscal
            Date in September 2004.

            From (but not including) the Fiscal             6.00 to 1
            Date in September 2004 through the
            Fiscal Date in December 2004.

            From (but not including) the Fiscal             5.50 to 1
            Date in December 2004 through the
            Fiscal Date in March 2005.

            Thereafter                                      4.00 to 1

          (b) Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio to exceed 2.00 to 1 at any time.

          (c) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than the following respective ratios at any time during the following respective periods:


                     Fiscal Period                           Ratio

            From (but not including) the Fiscal             1.25 to 1
            Date in November 2002 through the
            Fiscal Date in December 2003.

            From (but not including) the Fiscal             1.50 to 1
            Date in December 2003 through the
            Fiscal Date in September 2004.

            From (but not including) the Fiscal             1.75 to 1
            Date in September 2004 through the
            Fiscal Date in December 2004.


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                                       7


            From (but not including) the Fiscal             2.00 to 1
            Date in December 2004 through the
            Fiscal Date in March 2005.

            From (but not including) the Fiscal             2.50 to 1
            Date in March 2005 through the Fiscal
            Date in December 2005.

            Thereafter                                      3.00 to 1

          (d) Adjusted Net Worth. The Borrower will not at any date permit Adjusted Net Worth to be less than the sum of (a) $120,000,000 plus (b) 50% of the aggregate amount of Net Available Proceeds of Equity Issuances since May 26, 2001 plus (c) 50% of the sum of consolidated net earnings of the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for each fiscal quarter of the Borrower ending after May 26, 2001; provided that consolidated net earnings for any fiscal quarter in which there is a consolidated net loss shall be deemed to be zero."

          Section 3. Reduction of Aggregate Revolving Credit Commitments. Upon the effectiveness of the amendments to the Credit Agreement provided for in
Section 2 of this Amendment No. 2, the aggregate amount of the Revolving Credit Commitments of the Lenders shall be reduced, on a ratable basis as provided in
Section 2.07(d), to $135,000,000, such reduction to occur automatically, and without delivery of any notice, as would otherwise be required under Section
2.07 of the Credit Agreement.

          Section 4.  Certain Asset Transfers; Section 3.01 of Amendment No. 1.

          Section 4.01. Certain Asset Transfers. Not later than the date 90 days after the effectiveness of the amendments provided for in Section 2 hereof, the Borrower shall transfer (and shall deliver to the Administrative Agent evidence of such transfer) all assets of all Domestic Subsidiaries (either through liquidation or dissolution of such subsidiaries, through merger of such Subsidiaries into the Borrower, or through any other form of transaction that as the same effect), so that after giving effect thereto, all of the assets of such Subsidiaries are owned by the Borrower and subject to the Lien of the Security Agreement, provided that the foregoing shall not be applicable to the assets of Advanced Thermal Sciences Corporation or Aerospace Lighting Corporation.

          Section 4.02. Section 3.01 of Amendment No. 1. Nothing herein shall be deemed to alter or affect the provisions of Section 3.01 of Amendment No. 1, which shall continue at all times in full force and effect as if set forth in their entirety herein.

          Section 5. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in
Article III of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 2.


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                                       8


          Section 6. Condition Precedent. The effectiveness of the amendments to the Credit Agreement set forth in Section 2 hereof shall be subject to the satisfaction of the following conditions precedent:

          (a) Execution. The Administrative Agent shall have received counterparts of this Amendment No. 2, duly executed and delivered by the Borrower, the Required Lenders and the Administrative Agent.

          (b) Fees and Expenses. The Borrower shall have paid all fees and expenses that it shall have agreed to pay to any Lender or the Administrative Agent in connection with this Amendment No. 2, including (i) an amendment fee to each Lender executing this Amendment No. 2 prior to 5:00 p.m. on January 23, 2003, in an amount equal to 0.25% of such Lender's Revolving Credit Commitment (after giving effect to the reduction of such Commitments provided for in Section 3 hereof and (ii) the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Chase.

          (c) Prepayment. To the extent that, after giving effect to the reduction of Revolving Credit Commitments contemplated by Section 3 hereof, the total Revolving Credit Exposure shall exceed the total Revolving Credit Commitments, the Borrower shall have prepaid an amount of the Loans, or provided cover for LC Exposure, so that the total Revolving Credit Exposure does not in exceed the total Revolving Credit Commitments.

          (d) Other Documents. The Administrative Agent shall have received such other documents as it, or special New York counsel to Chase, shall have reasonably requested.

          Section 7. Collateral Security. By its signature below, the Borrower hereby confirms the grant of collateral security to the Administrative Agent pursuant to the Security Agreement as collateral security for the obligations of the Borrower to the Lenders and the Administrative Agent under the Credit Agreement as amended hereby. In addition, the Borrower agrees, not later than the date 60 days after the date hereof, to enter into, and cause any bank, investment bank or financial institution at which any cash or investments is held by the Borrower or any of its Subsidiaries (other than operating deposit accounts), to enter into control or similar agreements pursuant to which the Lien in favor of the Administrative Agent created under the Security Agreement in such cash and investments is perfected on a senior basis in a manner in form and substance satisfactory to the Administrative Agent, provided that the Borrower shall be required to take such action only with respect to such portion (if any) of such cash and investments having a fair market value in excess of $35,000,000.

          Section 8. Miscellaneous. Except as expressly provided herein, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.


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                                       9


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the day and year first above written.


                                             BE AEROSPACE, INC.


                                             By /s/ Thomas P. McCaffrey
                                                --------------------------------
                                                Name:  Thomas P. McCaffrey
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


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                                       10


                                             LENDERS
                                             -------

                                             JPMORGAN CHASE BANK (formerly known
                                               as The Chase Manhattan Bank)


                                             By /s/ Matthew H. Massie
                                                --------------------------------
                                                Name:  Matthew H. Massie
                                                Title: Managing Director

                                             BANK OF AMERICA, N.A.



                                             By
                                                --------------------------------
                                                Name:
                                                Title:

                                             CREDIT SUISSE FIRST BOSTON



                                             By /s/ Jay Chall
                                                --------------------------------
                                                Name:  Jay Chall
                                                Title: Director


                                             By /s/ Cassandra Droogan
                                                --------------------------------
                                                Name:  Cassandra Droogan
                                                Title: Associate

                                             FIRST UNION NATIONAL BANK



                                             By
                                                --------------------------------
                                                Name:
                                                Title:

                                             MERRILL LYNCH CAPITAL CORPORATION



                                             By /s/ Nancy E. Meadows
                                                --------------------------------
                                                Name:  Nancy E. Meadows
                                                Title: Assistant Vice President


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                                       11


                                             THE BANK OF NEW YORK



                                             By /s/ Brendan T. Nedzi
                                                --------------------------------
                                                Name:  Brendan T. Nedzi
                                                Title: Senior Vice President

                                             CREDIT LYONNAIS, NEW YORK
                                               BRANCH



                                             By /s/ Scott R. Chappelka
                                                --------------------------------
                                                Name:  Scott R. Chappelka
                                                Title: Vice President

                                             GE CAPITAL CORPORATION



                                             By /s/ Karl Kieffer
                                                --------------------------------
                                                Name:  Karl Kieffer
                                                Title: Duly Authorized Signatory